Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-271814 on Form S-3 of our reports dated February 28, 2024, relating to the financial statements of CareDx, Inc., and the effectiveness of CareDx, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of CareDx, Inc. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Jose, California

February 29, 2024